Exhibit 3.31

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

HUGHES SUPPLY MANAGEMENT, INC.

Pursuant to Section 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation of Hughes Supply Management, Inc., a Florida corporation (the “Corporation”), are hereby amended according to these Articles of Amendment:

FIRST:	The name of the Corporation is Hughes Supply Management, Inc.

SECOND:	Article I of the Articles of Incorporation is amended in its entirety to read as follows:

“ARTICLE I

Name

The name of the Corporation shall be HD SUPPLY MANAGEMENT, INC.”

THIRD:	The foregoing amendment was adopted by the sole shareholder of the Corporation by Written Consent dated October 24, 2006, and, therefore, the number of votes cast for the foregoing amendment was sufficient for approval.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the 24th day of October, 2006.

/s/ David Bearman
David Bearman, Vice President

ARTICLES OF AMENDMENT

TO THE ARTICLES OF INCORPORATION OF

HUGHES EMPLOYEE MANAGEMENT, INC.

Pursuant to Sections 607.1005 and 607.1006 of the Florida Business Corporation Act, the Articles of Incorporation of Hughes Employee Management, Inc., a Florida corporation (the “Corporation”), are hereby amended according to these Articles of Amendment:

FIRST:	The name of the Corporation is Hughes Employee Management, Inc.

SECOND:	Article I of the Articles of Incorporation is amended in its entirety to read as follows:

“ARTICLE I

Name

The name of the Corporation shall be HUGHES SUPPLY MANAGEMENT, INC.”

THIRD:	The foregoing amendment was adopted by the incorporator of the Corporation on April 27, 2005 without shareholder action. Pursuant to Section 607.1005, shareholder action was not required.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 27th day of April, 2005.

/s/ Glenn A. Adams
Glenn A. Adams, Incorporator

ARTICLES OF INCORPORATION

OF

HUGHES EMPLOYEE MANAGEMENT, INC.

The undersigned incorporator delivers these Articles of Incorporation in order to form a corporation under the Florida Business Corporation Act.

ARTICLE I

Name

The name of the Corporation shall he HUGHES EMPLOYEE MANAGEMENT, INC.

ARTICLE II

Principal Office

The principal office of the Corporation is located at One Hughes Way, Orlando, Florida 32805-2232, and its mailing address is the same.

ARTICLE III

Corporate Purposes, Power and Rights

The purpose of the Corporation is to engage in any activity or business permitted under the laws of the United States and the State of Florida.

ARTICLE IV

Duration of the Corporation

Existence of the Corporation shall commence on the date all fees are paid and these Articles of Incorporation are filed by the Secretary of State and the Corporation shall exist perpetually unless dissolved according to law.

ARTICLE V

Authorized Stock

The total number of shares of capital stock which the Corporation has the authority to issue is 10,000 shares of Common Stock, with a $0.01 par value per share.

ARTICLE VI

Registered Office and Registered Agent

The street address of the initial registered office of the Corporation in the State of Florida shall be 1201 Hayes, Street, Tallahassee, Florida 32301. The initial registered agent of the Corporation at the registered office shall be Corporation Service Company.

ARTICLE VII

Incorporator

The name and address of the incorporator of the Corporation is:

Name	Address

Glenn A. Adams	200 S. Orange Ave., Suite 2600 Orlando, Florida 32801

Executed this 22nd day of April, 2005.

/s/ Glenn A. Adams
Glenn A. Adams, Incorporator

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